Sabre Reports Third Quarter 2015 Results

•	Revenue + 16.7%, Adjusted EBITDA + 12.1% and Adjusted EPS + 26.1%

•	Double digit year-over-year increases in Revenue, Adjusted EBITDA and Adjusted EPS

•	Reaffirming and narrowing full-year guidance

•	Airline and Hospitality Solutions revenue increased 4.9%

•	Travel Network Revenue increased 22.1%, bookings growth of 29.5%

•	Abacus acquisition completed July 1

•	American Airlines – US Airways technology integration completed

SOUTHLAKE, Texas – October 29, 2015 – Sabre Corporation (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2015.

“In the third quarter we delivered strong financial results while doing great work to integrate Abacus. Sabre's expanding global footprint, strong customer bookings growth and new product innovation are key to driving our performance,” said Tom Klein, Sabre president and CEO. “Travel Network revenue increased 22.1% in the quarter. Our new, wholly-owned Asia-Pacific business was a big factor, underpinned with continuing strong booking growth of 6.3% in North America and 15.5% in EMEA. In Airline and Hospitality Solutions, revenue and Adjusted EBITDA increased 4.9% and 4.4%, respectively. Our third quarter results keep us on track to deliver on our full-year objectives.”

Q3 2015 Financial Summary

Sabre consolidated third quarter revenue increased 16.7% to $785.0 million, compared to $672.5 million for the same period last year.

Income from continuing operations totaled $123.1 million, compared to $41.2 million in the third quarter of 2014. The increase in income from continuing operations includes gains totaling $97.7 million related to the acquisition of Abacus. Consolidated Adjusted EBITDA was $241.7 million, a 12.1% increase from $215.5 million in the prior year third quarter. The increase in consolidated Adjusted EBITDA is the result of Adjusted EBITDA increases of 19.3% in Travel Network and 4.4% in Airline and Hospitality Solutions, respectively.

For the quarter, Sabre reported income from continuing operations of $0.44 per share. Adjusted net income from continuing operations (Adjusted EPS) increased 26.1% to $0.29 per share.

Cash flow from operations totaled $121.7 million, compared to $81.1 million in the third quarter of 2014. Third quarter Free Cash Flow was $46.6 million, compared to $33.3 million in the year ago period. Capital expenditures totaled $75.1 million, compared to $47.7 million in the year ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $95.2 million, compared to $57.2 million in the third quarter of 2014.

Financial Highlights (in thousands; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Total Company (Continuing Operations):
Revenue	$785,002	$672,480	16.7	$2,202,441	$1,985,275	10.9
Income from continuing operations	$123,124	$41,229	198.6	$205,043	$69,643	194.4

Adjusted EBITDA*	$241,666	$215,542	12.1	$712,825	$641,353	11.1

Cash Flow from Operations	$121,711	$81,088	50.1	$389,710	$285,544	36.5
Capital Expenditures	$75,108	$47,742	57.3	$203,071	$154,212	31.7
Adjusted Capital Expenditures*	$95,189	$57,236	66.3	$252,713	$181,303	39.4

Free Cash Flow*	$46,603	$33,346	39.8	$186,639	$131,332	42.1
Adjusted Free Cash Flow*	$67,201	$101,163	(33.6)	$232,960	$252,018	(7.6)

Net Debt (total debt, less cash)	$2,997,095	$2,944,461
Net Debt / LTM Adjusted EBITDA**	3.3x	3.5x
Airline and Hospitality Solutions:
Revenue	$218,978	$208,684	4.9	$640,510	$571,975	12.0
Passengers Boarded	141,994	136,545	4.0	407,433	385,611	5.7
Operating Income	$52,912	$55,640	(4.9)	$130,478	$117,957	10.6
Adjusted EBITDA*	$85,275	$81,671	4.4	$237,748	$197,686	20.3
Travel Network:
Revenue	$569,190	$466,278	22.1	$1,571,635	$1,420,341	10.7
Air Bookings	107,361	81,047	32.5	287,226	251,145	14.4
Non-air Bookings	15,499	13,806	12.3	44,197	41,274	7.1
Total Bookings	122,860	94,853	29.5	331,423	292,419	13.3
Bookings Share	37.1%	36.0%		36.5%	35.7%
Operating Income	$205,386	$164,979	24.5	$576,328	$515,093	11.9
Adjusted EBITDA*	$231,230	$193,823	19.3	$669,274	$606,637	10.3
*indicates non-GAAP financial measure; see descriptions and reconciliations below
**LTM Adjusted EBITDA includes Abacus Adjusted EBITDA only for Q3 2015

Sabre Airline and Hospitality Solutions

Third quarter 2015 Airline and Hospitality Solutions revenue increased 4.9% to $219.0 million from $208.7 million in the prior year period. Contributing to the rise in revenue was a 4.0% increase in airline passengers boarded through the SabreSonic reservation solution and continued momentum in Sabre Hospitality Solutions, including the implementation of Sabre Hospitality Solutions products at more than 600 incremental properties.

Sabre Airline and Hospitality Solutions Adjusted EBITDA increased 4.4% to $85.3 million from $81.7 million in the prior year period. Third quarter Adjusted EBITDA margin was 38.9%, compared to 39.1% for the prior year quarter.

Subsequent to the third quarter, Sabre worked with American Airlines to complete the largest technology integration in the airline industry's history, making American Airlines the largest customer in the SabreSonic community.

Sabre Travel Network

On July 1, Sabre completed the acquisition of Abacus International, the leading global distribution system (GDS) in the Asia-Pacific region. Sabre previously owned 35% of Abacus. As the largest and fastest growing region in the travel industry, Asia-Pacific is a platform for investment and growth. Concurrent with the completion of the Abacus acquisition, Sabre signed long-term distribution agreements with the 11 Asian airlines that sold their 65% share in Abacus to Sabre.

Third quarter Travel Network revenue increased 22.1% to $569.2 million, compared to $466.3 million for the same period in 2014. Total bookings increased 29.5% driven by Sabre's now wholly-owned Asia-Pacific business and strong growth in all regions except Latin America. Excluding the Abacus acquisition, global bookings increased 6.5% in the quarter. Bookings growth in North America was 6.3% in the quarter. EMEA continues to be Sabre Travel Network's fastest growing region, with an increase of 15.5% year over year, while bookings in Latin America declined 3.9%. Third quarter 2015 Travel Network Adjusted EBITDA increased 19.3% to $231.2 million.

Business Outlook and Financial Guidance

Reflecting strong year-to-date results and continued momentum, Sabre narrowed full-year revenue, Adjusted EBITDA, Adjusted net income and Adjusted EPS guidance.

Sabre expects full-year revenue of between $2.955 billion and $2.975 billion. 2015 Adjusted EBITDA is expected to be between $935 million and $943 million.

In Airline and Hospitality Solutions, Sabre continues to expect 2015 revenue growth toward the higher end of its 9% to 11% range. Full-year passengers boarded are expected to increase at or above 10% in 2015, including the added volume from American Airlines.

In Travel Network, Sabre continues to expect 2015 revenue growth of 13% or more, with full-year bookings growth of approximately 17%.

Sabre's full-year Adjusted net income is expected to be between $293 million to $303 million, and Adjusted EPS is forecast to be in a range of $1.06 to $1.10. Free Cash Flow and Adjusted Free Cash Flow are expected to be $240 million and more than $290 million, respectively.

In summary, for the full-year 2015, Sabre's guidance for results from continuing operations is as follows:

Full-Year 2015 Guidance
($ millions, except for EPS)
Revenue	$2,955 - $2,975

Adjusted EBITDA	$935 - $943

Adjusted Net Income	$293 - $303

Adjusted EPS	$1.06 - $1.10

Conference Call

Sabre will conduct its third quarter 2015 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Sabre Investor Relations website at investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre Corporation

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $110 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on our website, www.sabre.com, in the "Investor Relations" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, www.sabre.com.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP

Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "will," "outlook," "guidance," “expect,” "on track," "forecast," "momentum," “may,” “should,” “would,” “intend,” “believe,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the financial and business effects of acquisitions, including integration of these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Russia, exposure to pricing pressure in the Travel Network business, the implementation and effects of new agreements, dependence on maintaining and renewing contracts with customers and other counterparties, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, risks arising from global operations, and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K filed with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Daniel Duarte	Barry Sievert
214-236-9473	682-605-0214
daniel.duarte@sabre.com	barry.sievert@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$785,002	$672,480	$2,202,441	$1,985,275
Cost of revenue (1) (2)	509,906	441,052	1,440,030	1,315,669
Selling, general and administrative (2)	166,324	113,581	412,042	351,970
Operating income	108,772	117,847	350,369	317,636
Other income (expense):
Interest expense, net	(40,581)	(50,153)	(129,643)	(167,332)
Loss on extinguishment of debt	—	—	(33,235)	(33,538)
Joint venture equity income	372	2,867	14,198	9,367
Other, net	92,568	1,124	88,320	(839)
Total other income (expense), net	52,359	(46,162)	(60,360)	(192,342)
Income from continuing operations before income taxes	161,131	71,685	290,009	125,294
Provision for income taxes	38,007	30,456	84,966	55,651
Income from continuing operations	123,124	41,229	205,043	69,643
Income (loss) from discontinued operations, net of tax	53,892	(3,946)	213,499	(44,652)
Net income	177,016	37,283	418,542	24,991
Net income attributable to noncontrolling interests	676	720	2,501	2,168
Net income attributable to Sabre Corporation	176,340	36,563	416,041	22,823
Preferred stock dividends	—	—	—	11,381
Net income attributable to common stockholders	$176,340	$36,563	$416,041	$11,442

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.44	$0.15	$0.74	$0.24
Income (loss) from discontinued operations	0.20	(0.01)	0.78	(0.19)
Net income per common share	$0.64	$0.14	$1.53	$0.05
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.44	$0.15	$0.73	$0.24
Income (loss) from discontinued operations	0.19	(0.01)	0.77	(0.19)
Net income per common share	$0.63	$0.13	$1.49	$0.05
Weighted-average common shares outstanding:
Basic	275,471	264,768	272,224	229,405
Diluted	281,395	273,330	278,848	237,994

Dividends per common share	$0.09	$—	$0.27	$0.09

(1) Includes amortization of upfront incentive consideration	$9,525	$10,388	$31,575	$33,177
(2) Includes stock-based compensation as follows:
Cost of revenue	$2,853	$2,165	$9,288	$5,523
Selling, general and administrative	4,351	3,200	14,040	8,326

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$132,695	$155,679
Accounts receivable, net	430,362	362,911
Prepaid expenses and other current assets	27,966	34,841
Current deferred income taxes	148,190	182,277
Other receivables, net	50,733	29,893
Assets held for sale	—	112,558
Total current assets	789,946	878,159
Property and equipment, net of accumulated depreciation of $947,016 and $792,161	583,795	551,276
Investments in joint ventures	24,024	145,320
Goodwill	2,425,963	2,153,499
Acquired customer relationships, net of accumulated amortization of $588,059 and $535,334	447,904	170,629
Other intangible assets, net of accumulated amortization of $550,146 and $527,921	424,333	309,357
Other assets, net	635,755	509,764
Total assets	$5,331,720	$4,718,004

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$149,976	$117,855
Accrued compensation and related benefits	91,916	83,828
Accrued subscriber incentives	206,023	145,581
Deferred revenues	178,965	167,827
Litigation settlement liability and related deferred revenue	40,140	73,252
Other accrued liabilities	190,854	189,612
Current portion of debt	420,244	22,435
Liabilities held for sale	—	96,544
Total current liabilities	1,278,118	896,934
Deferred income taxes	253,883	61,577
Other noncurrent liabilities	639,894	613,710
Long-term debt	2,701,085	3,061,400

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 277,922,158 and 268,237,547 shares issued, 277,204,130 and 267,800,161 shares outstanding at September 30, 2015 and December 31, 2014, respectively	2,779	2,682
Additional paid-in capital	2,001,436	1,931,796
Treasury Stock, at cost, 718,028 and 437,386 shares at September 30, 2015 and December 31, 2014, respectively	(11,528)	(5,297)
Retained deficit	(1,433,129)	(1,775,616)
Accumulated other comprehensive loss	(101,537)	(69,803)
Noncontrolling interest	719	621
Total stockholders’ equity	458,740	84,383
Total liabilities and stockholders’ equity	$5,331,720	$4,718,004

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net income	$418,542	$24,991
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	254,854	221,016
Amortization of upfront incentive consideration	31,575	33,177
Litigation-related (credits) charges	(49,194)	(6,132)
Stock-based compensation expense	23,328	13,849
Allowance for doubtful accounts	6,745	5,916
Deferred income taxes	63,402	34,952
Joint venture equity income	(14,198)	(9,367)
Dividends received from joint venture investments	28,700	2,205
Amortization of debt issuance costs	4,893	4,779
Gain on remeasurement of previously-held joint venture interest	(86,082)	—
Loss on extinguishment of debt	33,235	33,538
Other	10,730	1,880
(Income) loss from discontinued operations	(213,499)	44,652
Changes in operating assets and liabilities:
Accounts and other receivables	(64,296)	(72,559)
Prepaid expenses and other current assets	5,249	3,721
Capitalized implementation costs	(49,642)	(27,091)
Upfront incentive consideration	(46,409)	(31,633)
Other assets	(55,439)	(60,526)
Accrued compensation and related benefits	10,294	(5,752)
Accounts payable and other accrued liabilities	60,554	29,654
Deferred revenue including upfront solution fees	16,368	44,274
Cash provided by operating activities	389,710	285,544
Investing Activities
Additions to property and equipment	(203,071)	(154,212)
Acquisitions, net of cash acquired	(441,582)	(31,799)
Other investing activities	148	234
Cash used in investing activities	(644,505)	(185,777)
Financing Activities
Proceeds of borrowings from lenders	752,000	148,307
Payments on borrowings from lenders	(719,507)	(797,028)
Debt prepayment fees and issuance costs	(40,214)	(30,490)
Acquisition-related contingent consideration paid	—	(27,000)
Proceeds from issuance of common stock in initial public offering, net	—	672,137
Net proceeds on the settlement of equity-based awards	40,045	2,376
Cash dividends paid to common stockholders	(73,554)	(23,831)
Other financing activities	1,975	(3,755)
Cash used in financing activities	(39,255)	(59,284)
Cash Flows from Discontinued Operations
Cash used in operating activities	(908)	(189,802)
Cash provided by (used in) investing activities	278,834	(1,904)
Cash provided by (used in) discontinued operations	277,926	(191,706)
Effect of exchange rate changes on cash and cash equivalents	(6,860)	734
Decrease in cash and cash equivalents	(22,984)	(150,489)
Cash and cash equivalents at beginning of period	155,679	308,236
Cash and cash equivalents at end of period	$132,695	$157,747

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this earnings release, including Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures.
We define Adjusted Gross Margin as operating income adjusted for selling, general and administrative expenses, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization, restructuring and other costs, and stock-based compensation.
We define Adjusted Net Income as income from continuing operations adjusted for acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, stock-based compensation, management fees and the tax impact of net income adjustments.
We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision for income taxes.
We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.
We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs during the periods presented.
We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment. We define Adjusted Free Cash Flow as free cash flow plus the cash flow effect of restructuring and other costs, acquisition-related costs, litigation settlement, other litigation costs and management fees.
These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.
Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Margin and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•	Free Cash Flow and Adjusted Free Cash Flow do not reflect the cash requirements necessary to service the principal payments on our indebtedness;

•	Free Cash Flow and Adjusted Free Cash Flow do not reflect payments related to restructuring, litigation, acquisition-related and management fees;

•	Free Cash Flow and Adjusted Free Cash Flow remove the impact of accrual-basis accounting on asset accounts and non-debt liability accounts; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow or Adjusted Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income attributable to common stockholders	$176,340	$36,563	$416,041	$11,442
(Income) loss from discontinued operations, net of tax	(53,892)	3,946	(213,499)	44,652
Net income attributable to noncontrolling interests(1)	676	720	2,501	2,168
Preferred stock dividends	—	—	—	11,381
Income from continuing operations	123,124	41,229	205,043	69,643
Adjustments:
Acquisition-related amortization(2a)	31,384	21,899	76,270	76,741
Loss on extinguishment of debt	—	—	33,235	33,538
Other, net(4)	(92,568)	(1,124)	(88,320)	839
Restructuring and other costs(5)	8,888	5,150	8,888	8,834
Acquisition-related costs(6)	9,350	—	13,214	—
Litigation costs(7)	9,318	4,252	14,797	11,370
Stock-based compensation	7,204	5,365	23,328	13,849
Management fees(8)	—	193	—	23,701
Tax impact of net income adjustments	(15,806)	(14,035)	(54,573)	(65,959)
Adjusted Net Income from continuing operations	$80,894	$62,929	$231,882	$172,556
Adjusted Net Income from continuing operations per share	$0.29	$0.23	$0.83	$0.73
Diluted weighted-average common shares outstanding	281,395	273,330	278,848	237,994

Adjusted Net Income from continuing operations	$80,894	$62,929	$231,882	$172,556
Adjustments:
Depreciation and amortization of property and equipment(2b)	49,247	38,498	157,154	119,608
Amortization of capitalized implementation costs(2c)	7,606	9,083	23,032	27,070
Amortization of upfront incentive consideration(3)	9,525	10,388	31,575	33,177
Interest expense, net	40,581	50,153	129,643	167,332
Remaining provision for income taxes	53,813	44,491	139,539	121,610
Adjusted EBITDA	$241,666	$215,542	$712,825	$641,353

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Additions to property and equipment	$75,108	$47,742	$203,071	$154,212
Capitalized implementation costs	20,081	9,494	49,642	27,091
Adjusted Capital Expenditures	$95,189	$57,236	$252,713	$181,303

Reconciliation of Adjusted Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash provided by operating activities	$121,711	$81,088	$389,710	$285,544
Cash used in investing activities	(516,690)	(79,542)	(644,505)	(185,777)
Cash used in financing activities	(73,488)	(55,705)	(39,255)	(59,284)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash provided by operating activities	$121,711	$81,088	$389,710	$285,544
Additions to property and equipment	(75,108)	(47,742)	(203,071)	(154,212)
Free Cash Flow	46,603	33,346	186,639	131,332
Adjustments:
Restructuring and other costs(5)(9)	638	6,030	918	16,625
Acquisition-related costs(6)(9)	9,350	—	13,214	—
Litigation settlement(7)(10)	7,192	57,535	23,292	69,183
Other litigation costs(7)(9)	3,418	4,252	8,897	11,370
Management fees(8)(9)	—	—	—	23,508
Adjusted Free Cash Flow	$67,201	$101,163	$232,960	$252,018

Reconciliation of Operating Income (loss) to Adjusted Gross Margin and Adjusted EBITDA by segment:

	Three Months Ended September 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$205,386	$52,912	$(149,526)	$108,772
Add back:
Selling, general and administrative	34,258	14,287	117,779	166,324
Cost of revenue adjustments:
Depreciation and amortization(2)	14,563	32,174	12,597	59,334
Amortization of upfront incentive consideration(3)	9,525	—	—	9,525
Stock-based compensation	—	—	2,853	2,853
Adjusted Gross Margin	263,732	99,373	(16,297)	346,808
Selling, general and administrative	(34,258)	(14,287)	(117,779)	(166,324)
Joint venture equity income	372	—	—	372
Joint venture intangible amortization(2a)	—	—	—	—
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,384	189	27,330	28,903
Restructuring and other costs(5)	—	—	8,888	8,888
Acquisition-related costs(6)	—	—	9,350	9,350
Litigation costs(7)	—	—	9,318	9,318
Stock-based compensation	—	—	4,351	4,351
Adjusted EBITDA	$231,230	$85,275	$(74,839)	$241,666

	Three Months Ended September 30, 2014
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$164,979	$55,640	$(102,772)	$117,847
Add back:
Selling, general and administrative	26,583	13,236	73,762	113,581
Cost of revenue adjustments:
Depreciation and amortization(2)	14,264	25,871	6,013	46,148
Amortization of upfront incentive consideration(3)	10,388	—	—	10,388
Restructuring and other costs(5)	—	—	2,694	2,694
Stock-based compensation	—	—	2,165	2,165
Adjusted Gross Margin	216,214	94,747	(18,138)	292,823
Selling, general and administrative	(26,583)	(13,236)	(73,762)	(113,581)
Joint venture equity income	2,867	—	—	2,867
Joint venture intangible amortization(2a)	801	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	524	160	21,847	22,531
Restructuring and other costs(5)	—	—	2,456	2,456
Litigation costs(7)	—	—	4,252	4,252
Stock-based compensation	—	—	3,200	3,200
Management fees(8)	—	—	193	193
Adjusted EBITDA	$193,823	$81,671	$(59,952)	$215,542

	Nine Months Ended September 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$576,328	$130,478	$(356,437)	$350,369
Add back:
Selling, general and administrative	82,742	47,302	281,998	412,042
Cost of revenue adjustments:
Depreciation and amortization(2)	43,133	106,574	27,373	177,080
Amortization of upfront incentive consideration(3)	31,575	—	—	31,575
Stock-based compensation	—	—	9,288	9,288
Adjusted Gross Margin	733,778	284,354	(37,778)	980,354
Selling, general and administrative	(82,742)	(47,302)	(281,998)	(412,042)
Joint venture equity income	14,198	—	—	14,198
Joint venture intangible amortization(2a)	1,602	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,438	696	74,640	77,774
Restructuring and other costs(5)	—	—	8,888	8,888
Acquisition-related costs(6)	—	—	13,214	13,214
Litigation costs(7)	—	—	14,797	14,797
Stock-based compensation	—	—	14,040	14,040
Adjusted EBITDA	$669,274	$237,748	$(194,197)	$712,825

	Nine Months Ended September 30, 2014
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$515,093	$117,957	$(315,414)	$317,636
Add back:
Selling, general and administrative	76,810	38,555	236,605	351,970
Cost of revenue adjustments:
Depreciation and amortization(2)	44,943	79,034	29,095	153,072
Amortization of upfront incentive consideration(3)	33,177	—	—	33,177
Restructuring and other costs(5)	—	—	5,273	5,273
Stock-based compensation	—	—	5,523	5,523
Adjusted Gross Margin	670,023	235,546	(38,918)	866,651
Selling, general and administrative	(76,810)	(38,555)	(236,605)	(351,970)
Joint venture equity income	9,367	—	—	9,367
Joint venture intangible amortization(2a)	2,403	—	—	2,403
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,654	695	65,595	67,944
Restructuring and other costs(5)	—	—	3,561	3,561
Litigation costs(7)	—	—	11,370	11,370
Stock-based compensation	—	—	8,326	8,326
Management fees(8)	—	—	23,701	23,701
Adjusted EBITDA	$606,637	$197,686	$(162,970)	$641,353

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in Sabre Travel Network Middle East of 40% for all periods presented and in Sabre Seyahat Dagitim Sistemleri A.S. of 40% beginning in April 2014 for the three and nine months ended September 30, 2015 and 2014.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
The three and nine month periods ending September 30, 2015 include a gain of $86 million associated with the remeasurement of our previously-held 35% investment in Abacus International Pte Ltd ("AIPL") to its fair value and a gain of $12 million related to the settlement of pre-existing agreements between us and AIPL. All periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of Abacus.

(7)	Litigation costs represent charges associated with antitrust litigation.

(8)
We paid an annual management fee, pursuant to a Management Services Agreement (“MSA”), to TPG Global, LLC (“TPG”) and Silver Lake Management Company (“Silver Lake”) in an amount between (i) $5 million and (ii) $7 million, the actual amount of which is calculated based upon 1% of Adjusted EBITDA, as defined in the MSA, earned by the company in such fiscal year up to a maximum of $7 million. In addition, we paid a $21 million fee, in the aggregate, to TPG and Silver Lake at the closing of our initial public offering in April of 2014. The MSA was terminated thereafter.

(9)
The adjustments to reconcile cash provided by operating activities to Adjusted Free Cash Flow reflect the amounts expensed in our statements of operations in the respective periods adjusted for cash and non-cash portions in instances where material.

(10) Includes payment credits used by American Airlines to pay for purchases of our technology services. The payment credits were provided by us as part of our litigation settlement with American Airlines.